Exhibit 10.1

FIRST MAJESTIC
S  I L V  E  R    C 0 R P .

April 25, 2014 BY EMAIL
Sonora Resources Corp. PO Box 12616
Seattle WA 98111 Dear Sirs:
Re:     Demand for Payment

We refer to the promissory notes dated February 19, 2013, March 15, 2013 and February 5, 2014 (collectively, the "Promissory Notes") evidencing debt of Sonora Resources Corp. in the aggregate principal amount of US$300,000 plus accrued interest to First Majestic Silver Corp. ("First  Majestic").

In accordance with the terms of the Promissory Notes, we hereby make a formal demand on you for the amount of $311,108.58 (the "Amount Due") representing the principal amount of US$300,000 plus accrued and unpaid interest. The calculation of the Amount Due is provided in the attached spreadsheet. Please provide First Majestic with the Amount Due by certified cheque or wire transfer no later than 5:00 .pm. (PST) on Monday, April 28, 2014. If you do not provide us with the Amount Due by such date, we will take all steps necessary to recover the Amount Due and pursue all of our legal rights and remedies.

Yours truly,

FIRST MAJESTIC SILVER CORP.

By: /s/ Connie Lillico

Authorized Signatory

Suite 1805, 925 West Georgia Street, Vancouver, B.C. Canada V6C 3L2
Phone: 604.688.3033  I Fax: 604.639-88731 Toll Free: 1.866.529.2807 I Email: info@firstmajestic.com
www.firstmajestic.com